Exhibit (a)(5)(A)

Contacts:  For Media:  Laura Yagerman

   (212) 314-2010

   mediarelations@equitable.com

For Investors: Erik Bass

   (212) 314-2476

   IR@equitable.com

EQUITABLE HOLDINGS, INC. ANNOUNCES TENDER OFFER FOR ANY AND ALL OF ITS SERIES B DEPOSITARY SHARES

•	Holders whose Series B Depositary Shares are accepted for purchase will receive $1,000 per share, plus an amount equal to accrued, unpaid and undeclared dividends.

NEW YORK, March 12, 2025 – Equitable Holdings, Inc. (“Holdings”) (NYSE: EQH) announced today a tender offer for any and all of its 444,333 outstanding shares of depositary shares (the “Series B Depositary Shares”) each representing a 1/25th interest in a share of its 4.950% Fixed Rate Reset Noncumulative Perpetual Preferred Stock, Series B (CUSIP No. 29452E AA9), par value $1.00 per share and liquidation preference $25,000 per share (equivalent to $1,000 per Series B Depositary Share) (the “Series B Preferred Stock”). The tender offer is being made solely pursuant to the Offer to Purchase dated March 12, 2025 and the accompanying Letter of Transmittal. The terms and conditions of the tender offer are more fully set forth in those documents.

Upon and subject to the conditions set forth in the Offer to Purchase, including a financing condition, Holdings is offering to pay a purchase price of $1,000 per Series B Depositary Share, plus an amount equal to accrued, unpaid and undeclared dividends on the underlying Series B Preferred Stock from, and including December 15, 2024, to, but excluding, the settlement date for the tender offer, for Series B Depositary Shares properly tendered and not properly withdrawn. Holdings currently expects the settlement date of the tender offer to be April 11, 2025.

The tender offer will expire at 5:00 p.m., New York City time, on April 9, 2025, unless the tender offer is extended or earlier terminated by Holdings. Tenders of Series B Depositary Shares must be made on or prior to the expiration of the tender offer to receive the purchase price and may be withdrawn at any time prior to the expiration of the tender offer, in each case, in accordance with the procedures described in the Offer to Purchase and accompanying Letter of Transmittal.

Holdings expects to use the net proceeds from an offering of junior subordinated debt securities (the “Junior Subordinated Debt Securities Offering”) and cash on hand, if necessary, to pay the consideration payable by it pursuant to the tender offer. In no event will the information contained in this news release, the Offer to Purchase or the Letter of Transmittal regarding the junior subordinated debt securities constitute an offer to sell or a solicitation of an offer to buy any junior subordinated debt securities.

Holdings will, in connection with the allocation of the junior subordinated debt securities in the Junior Subordinated Debt Securities Offering, consider among other factors whether or not the relevant investor seeking an allocation of the junior subordinated debt securities has, prior to such allocation, validly tendered or given a firm intention to Holdings or the dealer managers that they intend to tender their Series B Depositary Shares pursuant to the tender offer and, if so, the aggregate liquidation preference of Series B Depositary Shares tendered or intended to be tendered by such investor. Therefore, a holder who wishes to subscribe for junior subordinated debt securities in addition to tendering its Series B Depositary Shares for purchase pursuant to the tender offer may be eligible to receive, at the sole and absolute discretion of Holdings, priority in the allocation of the junior subordinated debt securities, subject to the issue of the junior subordinated debt securities and such holder also making a separate application for the purchase of such junior subordinated debt securities to the managing book-runners of the issue of the junior subordinated debt securities in accordance with the standard new issue procedures of such book-runners. However, Holdings is not obliged to allocate the junior subordinated debt securities to a holder who has validly tendered or indicated a firm intention to tender Series B Depositary Shares pursuant to the tender offer and, if junior subordinated debt securities are allocated, the principal amount thereof may be less or more than the aggregate liquidation preference of Series B Depositary Shares tendered by such holder and accepted by Holdings pursuant to the tender offer.

Holdings may, in its sole discretion, amend, extend or, subject to certain conditions, terminate the tender offer at any time, subject to applicable law.

Holders of Series B Depositary Shares who have any questions regarding the terms of the tender offer should contact the lead dealer manager, Truist Securities, Inc., at (833) 594-7730 (toll-free) or (404) 926-5262 (collect). Copies of the Offer to Purchase, the Letter of Transmittal or any related documents may be obtained from D.F. King & Co., Inc., the information agent and tender agent, at (800) 848-3374 (toll-free) or, for banks and brokers (212) 269-5550 (collect).

THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SERIES B DEPOSITARY SHARES. THE SOLICITATION OF OFFERS TO BUY SERIES B DEPOSITARY SHARES WILL ONLY BE MADE PURSUANT TO THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL, WHICH WILL BE DISTRIBUTED TO HOLDERS OF THE SERIES B DEPOSITARY SHARES PROMPTLY. HOLDERS SHOULD READ THOSE MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. HOLDINGS HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON ITS BEHALF AS TO WHETHER HOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SERIES B DEPOSITARY SHARES IN THE TENDER OFFER.

About Holdings

Equitable Holdings, Inc. (NYSE: EQH), through its subsidiaries and affiliates (“Holdings”), is a leading financial services holding company comprised of complementary and well-established businesses, Equitable, AllianceBernstein and Equitable Advisors. Equitable Holdings has $1 trillion in assets under management and administration (as of 12/31/2024) and more than 5 million client relationships globally. Founded in 1859, Equitable provides retirement and protection strategies to individuals, families and small businesses. AllianceBernstein is a global investment management firm that offers diversified investment services to institutional investors, individuals and private wealth clients. Equitable Advisors, LLC (Equitable Financial Advisors in MI and TN) has 4,600 duly registered and licensed financial professionals that provide financial planning, wealth management, retirement planning, protection and risk management services to clients across the country.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “forecasts,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Holdings and its consolidated subsidiaries. These forward-looking statements include, but are not limited to, statements regarding projections, estimates, forecasts and other financial and performance metrics and projections of market expectations. “We,” “us” and “our” refer to Holdings and its consolidated subsidiaries, unless the context refers only to Holdings as a corporate entity. There can be no assurance that future developments affecting Holdings will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.

These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including the impact of geopolitical conflicts, changes in tariffs and trade barriers, and related economic conditions, equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity and access to and cost of capital; (ii) operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, protection of confidential customer information or proprietary business information, operational failures by us or our service providers, potential strategic transactions, changes in accounting standards, and catastrophic events, such as the outbreak of pandemic diseases; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults by third parties and affiliates and economic downturns, defaults and other events adversely affecting our investments; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, variations in statutory capital requirements, financial strength and claims-paying ratings, state insurance laws limiting the ability of our insurance subsidiaries to pay dividends and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves and experience differing from pricing expectations, amortization of deferred acquisition costs and financial models; (vii) our Asset Management segment, including fluctuations in assets under management and the industry-wide shift from actively-managed investment services to passive services; (viii) recruitment and retention of key employees and experienced and productive financial professionals; (ix) subjectivity of the determination of the amount of allowances and impairments taken on our investments; (x) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; (xi) risks related to our common stock and (xii) general risks, including strong industry competition, information systems failing or being compromised and protecting our intellectual property.

You should read this news release and the documents incorporated or deemed to be incorporated by reference herein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this news release and the documents incorporated or deemed to be incorporated by reference herein are qualified by these cautionary statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Other risks, uncertainties and factors, including the risk factors and other information in the 2024 Form 10-K, as amended or supplemented in Holdings’ subsequently filed Quarterly Reports on Form 10-Q, and in our other filings with the Securities and Exchange Commission (“SEC”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the risk factors and other information in our filings with the SEC incorporated by reference into this news release to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

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